Exhibit 99.1

Cardlytics Announces Fourth Quarter and Full Year 2024 Financial Results
Atlanta, GA – March 12, 2025 – Cardlytics, Inc. (NASDAQ: CDLX) today announced financial results for the fourth quarter and full year ended December 31, 2024.
"While 2024 was a challenging year for Cardlytics, we nevertheless planted the seeds and refocused our efforts to get back on track for growth this year," said Amit Gupta, CEO of Cardlytics. "We remain grounded in our vision for long-term and sustainable growth. We are focused on strengthening our competitive moat through our efforts to modernize our platform, enhance our product and tech capabilities, and expand our network of partners and advertisers."
"In 2025, we are focused on delivering sequential improvements and positive Adjusted EBITDA" said Alexis DeSieno, CFO of Cardlytics. "We remain confident in our ability to invest in our business while also satisfying all of our financial obligations."
Fourth Quarter 2024 Financial Results
•Total Revenue was $74.0 million, a decrease of 17.0% compared to $89.2 million in the fourth quarter of 2023, or a decrease of 16.0% excluding Entertainment.
•Billings, a non-GAAP metric, was $116.3 million, a decrease of 11.9% compared to $131.9 million in the fourth quarter of 2023, or a decrease of 11.2% excluding Entertainment.
•Adjusted Contribution, a non-GAAP metric, was $40.7 million, a decrease of 13.9% compared to $47.3 million in the fourth quarter of 2023, or a decrease of 12.0% excluding Entertainment.
•Net Loss was $(15.6) million, or $(0.31) per diluted share, based on 51.0 million weighted-average common shares outstanding, compared to a Net Loss of $(100.8) million, or $(2.56) per diluted share, based on 39.5 million weighted-average common shares outstanding in the fourth quarter of 2023.
•Adjusted EBITDA, a non-GAAP metric, was $6.4 million, a decrease of $3.6 million compared to $10.0 million in the fourth quarter of 2023, or a decrease of $3.9 million excluding Entertainment.
•Adjusted Net Income, a non-GAAP metric, was $0.2 million, or $0.00 per diluted share, based on 51.0 million weighted-average common shares outstanding in the fourth quarter of 2024, compared to an Adjusted Net Income of $5.7 million, or $0.14 per diluted share, based on 39.5 million weighted-average common shares outstanding in the fourth quarter of 2023.
•Net cash provided by operating activities was $3.0 million, an increase of $0.1 million compared to net cash provided by operating activities of $2.9 million in the fourth quarter of 2023.
•Free Cash Flow, a non-GAAP metric, was $(1.5) million, a decrease of $(0.7) million compared to $(0.8) million in the fourth quarter of 2023.
Fiscal Year 2024 Financial Results
•Total Revenue was $278.3 million, a decrease of 10.0% compared to $309.2 million in 2023, or a decrease of 8.0% excluding Entertainment.
•Billings, a non-GAAP metric, was $443.8 million, a decrease of 2.1% compared to $453.4 million in 2023, or a decrease of 0.7% excluding Entertainment.
•Adjusted Contribution, a non-GAAP metric, was $150.5 million, a decrease of 5.1% compared to $158.6 million in 2023, or a decrease of 1.0% excluding Entertainment.
•Net Loss was $(189.3) million, or $(3.91) per diluted share, based on 48.4 million weighted-average common shares outstanding, compared to a Net Loss of $(134.7) million, or $(3.69) per diluted share, based on 36.5 million weighted-average common shares outstanding in 2023.
•Adjusted EBITDA, a non-GAAP metric, was $2.5 million, a decrease of $1.2 million compared to $3.8 million in 2023, or a decrease of $1.9 million excluding Entertainment.

Exhibit 99.1
•Adjusted Net Loss, a non-GAAP metric, was $(18.9) million, or $(0.39) per diluted share, based on 48.4 million weighted-average common shares outstanding in 2024, compared to an Adjusted Net Loss of $(11.4) million, or $(0.31) per diluted share, based on 36.5 million weighted-average common shares outstanding in 2023.
•Net cash used in operating activities was $(8.8) million, a decrease of $(8.6) million compared to $(0.2) million in 2023.
•Free Cash Flow, a non-GAAP metric, was $(28.1) million a decrease of $(15.5) million compared to $(12.6) million in 2023.
Key Metrics
•Cardlytics MAUs in the quarter were 167.3 million, a decrease of 0.4% compared to 168.0 million in the fourth quarter of 2023. For full year 2024, Cardlytics MAUs were 166.9 million, an increase of 3.0% compared to 162.1 million in 2023.
•Cardlytics ARPU was $0.44, a decrease of 16.7% compared to $0.53 in the fourth quarters for 2024 and 2023. For the full year 2024 Cardlytics ARPU was $1.67, a decrease of 12.6% compared to $1.91 in 2023.
Definitions of MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS (UNAUDITED)
(Dollars in thousands)

	Three Months Ended December 31,
	2024	2023	2023 Results Excluding Entertainment(2)	Change %	Change % Excluding Entertainment(2)
Billings(1)	$116,279	$131,947	$130,914	(11.9)%	(11.2)%
Consumer Incentives	42,283	42,780	42,780	(1.2)%	(1.2)%
Revenue	73,996	89,167	88,134	(17.0)%	(16.0)%
Partner Share and other third-party costs	33,285	41,880	41,863	(20.5)%	(20.5)%
Adjusted Contribution(1)	40,711	47,287	46,271	(13.9)%	(12.0)%
Delivery costs	7,979	7,797	7,797	2.3%	2.3%
Gross Profit	$32,732	$39,490	$38,474	(17.1)%	(14.9)%
Net Loss	$(15,590)	$(100,838)	$(96,557)	$80,967	$80,967
Adjusted EBITDA(1)	$6,398	$9,987	$10,315	$(3,917)	$(3,917)

Adjusted Contribution
% of Billings	35.0%	35.8%	35.3%
% of Revenue	55.0%	53.0%	52.5%
Adjusted EBITDA
% of Billings	5.5%	7.6%	7.9%
% of Revenue	8.6%	11.2%	11.7%
(1)Billings, Adjusted Contribution and Adjusted EBITDA are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings," "Reconciliation of GAAP Gross Profit to Adjusted Contribution" and "Reconciliation of GAAP Net Loss to Adjusted EBITDA."
(2)The column excludes results from the Entertainment business. We sold and transferred substantially all of the assets of Entertainment in December 2023.

Exhibit 99.1

	Year Ended December 31,
	2024	2023	2023 Results Excluding Entertainment(2)	Change %	Change % Excluding Entertainment(2)
Billings(1)	$443,840	$453,426	$446,801	(2.1)%	(0.7)%
Consumer Incentives	165,542	144,222	144,222	14.8%	14.8%
Revenue	278,298	309,204	302,579	(10.0)%	(8.0)%
Partner Share and other third-party costs	127,761	150,578	150,469	(15.2)%	(15.1)%
Adjusted Contribution(1)	150,537	158,626	152,110	(5.1)%	(1.0)%
Delivery costs	29,643	28,248	28,248	4.9%	4.9%
Gross Profit	$120,894	$130,378	$123,862	(7.3)%	(2.4)%
Net Loss	$(189,304)	$(134,702)	$(127,967)	$(54,602)	$(61,337)
Adjusted EBITDA(1)	$2,523	$3,771	$4,442	$(1,248)	$(1,919)

Adjusted Contribution
% of Billings	33.9%	35.0%	34.0%
% of Revenue	54.1%	51.3%	50.3%
Adjusted EBITDA
% of Billings	0.6%	0.8%	1.0%
% of Revenue	0.9%	1.2%	1.5%
(1)Billings, Adjusted Contribution and Adjusted EBITDA are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings," "Reconciliation of GAAP Gross Profit to Adjusted Contribution" and "Reconciliation of GAAP Net Loss to Adjusted EBITDA."
(2)The column excludes results from the Entertainment business. We sold and transferred substantially all of the assets of Entertainment in December 2023.
First Quarter 2025 Financial Expectations
Cardlytics anticipates Billings, Revenue, Adjusted Contribution and Adjusted EBITDA to be in the following ranges (in millions, except for percentage change rates):

	Q1 2025 Guidance	YoY Change
Billings(1)	$91.5 - $94.5	(13%) - (10%)
Revenue	$57.0 - $60.0	(16%) - (11%)
Adjusted Contribution(2)	$30.0 - $32.5	(19%) - (14%)
Adjusted EBITDA(2)	($7.5) - ($4.0)	($7.7) - ($4.2)
(1)A reconciliation of Billings to GAAP Revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."
(2)A reconciliation of Adjusted Contribution to GAAP Gross Profit and a reconciliation of Adjusted EBITDA to GAAP Net Loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.
Earnings Teleconference Information
Cardlytics will discuss its fourth quarter and full year 2024 financial results during a teleconference today, March 12, 2025, at 5:00 PM ET / 2:00 PM PT. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their rewards programs that promote customer loyalty and deepen relationships. In turn, we have a secure view into approximately 1 of every 2 card-based transactions in the U.S., allowing us to see where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in Menlo Park, Los Angeles, New York, and London. Learn more at www.cardlytics.com.

Exhibit 99.1
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements related to our growth opportunity, our ability to deliver stronger execution and shareholder value, our intention to strengthen our competitive position, enhance our product and tech capabilities and expand our network of partners and advertisers and our financial guidance for the first quarter of 2025. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to our substantial dependence on our Cardlytics platform; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association (“Bank of America”), Wells Fargo Bank, National Association (“Wells Fargo”), American Express Travel Related Services Company, Inc. (“American Express”) and a limited number of other financial institution (“FI”) partners; risks related to our ability to maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FI partners; our ability to attract new partners, including FI partners, and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing partners and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 12, 2025 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance in this press release: Billings, Adjusted Contribution, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share and Free Cash Flow, as well as certain other performance metrics, such as monthly active users (“MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

Exhibit 99.1
We have presented Billings, Adjusted Contribution, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to customers and marketers for services in order to generate revenue. Cardlytics platform Billings is recognized gross of both Consumer Incentives and Partner Share. Cardlytics platform GAAP Revenue is recognized net of Consumer Incentives and gross of Partner Share. Bridg platform Billings is the same as Bridg platform GAAP Revenue. Adjusted Contribution measures the degree by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted Contribution demonstrates how incremental Revenue on our platforms generates incremental amounts to support our sales and marketing, research and development, general and administrative and other investments. Adjusted Contribution is calculated by taking our total Revenue less our Partner Share and other third-party costs. Adjusted Contribution does not take into account all costs associated with generating Revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. Management views Adjusted Contribution as the most relevant metric to measure the financial performance as it reflects the dollars we keep after all of our partners are paid. Adjusted EBITDA represents our Net Loss before interest expense, net; depreciation and amortization; stock-based compensation expense; acquisition, integration and divestiture costs (benefits); change in contingent consideration; foreign currency loss (gain); impairment of goodwill and intangible assets; gain on debt extinguishment; loss on divestiture; and, in applicable periods, certain other income and expense items, such as restructuring and reduction of force; income tax benefit; and deferred implementation costs. Adjusted Net Income (Loss) as our Net Loss before stock-based compensation expense; foreign currency loss (gain); acquisition, integration and divestiture costs (benefits); amortization of acquired intangibles; change in contingent consideration; impairment of goodwill and intangible assets; gain on debt extinguishment; and loss on divestiture, in applicable periods, certain other income and expense items, such as restructuring and reduction of force and income tax benefit. We define Adjusted Net Income (Loss) per share as Adjusted Net Income (Loss) divided by our weighted-average common shares outstanding, diluted. We define Free Cash Flow as net cash used in operating activities, plus acquisition of property and equipment, capitalized software development costs and acquisition of patents. We believe free cash flow is useful to measure the funds generated in a given period that are available for distribution or to sustain the business. We believe this supplemental information enhances stockholders' ability to evaluate our performance.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.
We define MAUs as targetable customers that have logged in and visited online or mobile applications containing offers, opened an email containing an offer, or redeemed an offer from the Cardlytics platform during a monthly period. We then calculate a monthly average of these MAUs for the periods presented. We define ARPU as the total revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of MAUs in the applicable period.

Exhibit 99.1
CARDLYTICS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$65,594	$91,830
Accounts receivable and contract assets, net	103,252	120,622
Other receivables	3,801	5,379
Prepaid expenses and other assets	5,336	6,097
Total current assets	177,983	223,928
Long-term assets:
Property and equipment, net	2,596	3,323
Right-of-use assets under operating leases, net	6,341	7,310
Intangible assets, net	11,371	35,003
Goodwill	159,429	277,202
Capitalized software development costs, net	33,341	24,643
Other long-term assets, net	1,650	2,735
Total assets	$392,711	$574,144
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,689	$4,425
Accrued liabilities:
Accrued compensation	5,494	11,662
Accrued expenses	7,175	9,587
Partner Share liability	32,479	48,867
Consumer Incentive liability	45,513	52,678
Deferred revenue	2,154	2,405
Short-term debt	45,863	—
Current operating lease liabilities	2,025	2,127
Current contingent consideration	4,563	39,398
Total current liabilities	148,955	171,149
Long-term liabilities:
Convertible senior notes, net	167,729	227,504
Line of credit	—	30,000
Long-term deferred revenue	—	67
Long-term operating lease liabilities	6,034	6,391
Long-term contingent consideration	—	4,162
Other long-term liabilities	—	73
Total liabilities	322,718	439,346
Stockholders’ equity:
Common stock, $0.0001 par value—100,000 shares authorized and 51,257 and 39,728 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	10	9
Additional paid-in capital	1,366,958	1,243,594
Accumulated other comprehensive income	3,601	2,467
Accumulated deficit	(1,300,576)	(1,111,272)
Total stockholders’ equity	69,993	134,798
Total liabilities and stockholders’ equity	$392,711	$574,144
CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$73,997	$89,167	$278,298	$309,204
Costs and expenses:
Partner Share and other third-party costs	33,285	41,880	127,761	150,578
Delivery costs	7,979	7,797	29,643	28,248
Sales and marketing expense	11,343	14,111	52,649	57,425
Research and development expense	9,895	12,512	49,607	51,352
General and administrative expense	13,770	13,904	56,482	58,810
Acquisition, integration and divestiture costs (benefits)	—	1,833	161	(6,313)
Change in contingent consideration	100	16,291	210	1,246
Impairment of goodwill and intangible assets	—	70,518	131,595	70,518
Loss on divestiture	—	6,550	—	6,550
Depreciation and amortization expense	5,940	6,695	25,689	26,460
Total costs and expenses	82,312	192,091	473,797	444,874
Operating loss	(8,315)	(102,924)	(195,499)	(135,670)
Other income (expense):
Interest expense, net	(1,694)	(839)	(5,553)	(2,336)
Foreign currency (loss) gain	(5,581)	2,925	(1,269)	3,304
Gain on debt extinguishment	—	—	13,017	—
Total other (expense) income	(7,275)	2,086	6,195	968
Loss before income taxes	(15,590)	(100,838)	(189,304)	(134,702)
Income tax benefit	—	—	—	—
Net Loss	(15,590)	(100,838)	(189,304)	(134,702)
Net Loss per share, basic and diluted	$(0.31)	$(2.56)	$(3.91)	$(3.69)
Weighted-average common shares outstanding, basic and diluted	51,005	39,454	48,361	36,488

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Delivery costs	$641	$627	$2,680	$2,427
Sales and marketing expense	1,877	3,137	10,017	12,624
Research and development expense	2,926	4,144	14,957	16,392
General and administrative expense	3,229	3,116	12,713	9,537
Total stock-based compensation expense	$8,673	$11,024	$40,367	$40,980

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2024	2023
Operating activities
Net Loss	$(189,304)	$(134,702)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Credit loss expense	6,106	1,704
Depreciation and amortization	25,689	26,460
Amortization of financing costs charged to interest expense	1,633	1,648
Amortization of right-of-use asset	2,187	3,055
Impairment of goodwill and intangible assets	131,595	70,518
Loss on divestiture	—	6,550
Gain on debt extinguishment	(13,017)	—
Stock-based compensation expense	40,367	40,980
Change in contingent consideration	210	1,246
Other non-cash expense (income), net	1,481	(4,170)
Change in operating assets and liabilities:
Accounts receivable and contracts assets, net	12,497	(7,725)
Prepaid expenses and other assets	1,360	2,492
Accounts payable	499	239
Other accrued expenses	(6,644)	(7,492)
Partner Share liability	(16,350)	405
Customer Incentive liability	(7,133)	(1,393)
Net cash used in operating activities	(8,824)	(185)
Investing activities
Acquisition of property and equipment	(1,562)	(667)
Capitalized software development costs	(17,736)	(11,725)
Proceeds from divestitures, net of cash divested	552	2,330
Net cash used in investing activities	(18,746)	(10,062)
Financing activities
Proceeds from issuance of debt	172,500	30,000
Principal payments of debt	(199,303)	(31)
Proceeds from termination of capped calls related to convertible notes	115	—
Proceeds from issuance of common stock	48,645	55
Settlement of contingent consideration	(14,167)	(50,050)
Deferred equity issuance costs	(309)	—
Debt issuance costs	(6,037)	—
Net cash provided by (used in) financing activities	1,444	(20,026)
Effect of exchange rates on cash, cash equivalents and restricted cash	(110)	118
Net decrease in cash, cash equivalents and restricted cash	(26,236)	(30,155)
Cash, cash equivalents, and restricted cash — Beginning of period	91,830	121,985
Cash, cash equivalents, and restricted cash — End of period	$65,594	$91,830

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$73,996	$89,167	$278,298	$309,204
Plus:
Consumer Incentives	42,283	42,780	165,542	144,222
Billings	$116,279	$131,947	$443,840	$453,426

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2023	2022
Revenue	$73,996	$89,167	$278,298	$309,204
Minus:
Partner Share and other third-party costs	33,285	41,880	127,761	150,578
Delivery costs(1)	7,979	7,797	29,643	28,248
Gross Profit	32,732	39,490	120,894	130,378
Plus:
Delivery costs(1)	7,979	7,797	29,643	28,248
Adjusted Contribution	$40,711	$47,287	$150,537	$158,626
(1)Stock-based compensation expense recognized in delivery costs totaled $0.6 million and $0.6 million during the three months ended December 31, 2024 and 2023, respectively. Stock-based compensation expense recognized in consolidated delivery costs totaled $2.7 million and $2.4 million during the year ended December 31, 2024 and 2023, respectively.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Loss	$(15,590)	$(100,838)	$(189,304)	$(134,702)
Plus:
Interest expense, net	1,694	839	5,553	2,336
Depreciation and amortization	5,940	6,695	25,689	26,460
Stock-based compensation expense	8,673	11,024	40,367	40,980
Acquisition, integration and divestiture costs (benefits)	—	1,833	161	(6,313)
Change in contingent consideration	100	16,291	210	1,246
Foreign currency loss (gain)	5,581	(2,925)	1,269	(3,304)
Impairment of goodwill and intangible assets	—	70,518	131,595	70,518
Gain on debt extinguishment	—	—	(13,017)	—
Loss on divestiture	—	6,550	—	6,550
Adjusted EBITDA	$6,398	$9,987	$2,523	$3,771

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Loss	$(15,590)	$(100,838)	$(189,304)	$(134,702)
Plus:
Stock-based compensation expense	8,673	11,024	40,367	40,980
Foreign currency loss (gain)	5,581	(2,925)	1,269	(3,304)
Acquisition, integration and divestiture costs (benefits)	—	1,833	161	(6,313)
Amortization of acquired intangibles	1,455	3,258	9,810	13,589
Change in contingent consideration	100	16,291	210	1,246
Impairment of goodwill and intangible assets	—	70,518	131,595	70,518
Gain on debt extinguishment	—	—	(13,017)	—
Loss on divestiture	—	6,550	—	6,550
Adjusted Net Income (Loss)	$219	$5,711	$(18,909)	$(11,436)
Weighted-average number of shares of common stock used in computing Adjusted Net Income (Loss) per share:
Weighted-average common shares outstanding, diluted	51,005	39,454	48,361	36,488
Adjusted Net Income (Loss) per share, diluted	$—	$0.14	$(0.39)	$(0.31)

CARDLYTICS, INC.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$2,977	$2,934	$(8,824)	$(185)
Plus:
Acquisition of property and equipment	(123)	(274)	(1,562)	(667)
Capitalized software development costs	(4,313)	(3,423)	(17,736)	(11,725)
Free Cash Flow	$(1,459)	$(763)	$(28,122)	$(12,577)

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS
(Amounts in millions)

Q1 2025 Guidance
Revenue	$57.0 - $60.0
Plus:
Consumer Incentives	$31.5 - $37.5
Billings	$91.5 - $94.5

Contacts:

Public Relations:
pr@cardlytics.com

Investor Relations:
ir@cardlytics.com